EXHIBIT 99.1

Cardtronics Announces First Quarter 2015 Results

HOUSTON, April 30, 2015 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest retail ATM owner, today announced its financial and operational results for the quarter ended March 31, 2015.

Key financial statistics in the first quarter of 2015 as compared to the first quarter of 2014 include:

  Total revenues of $281.9 million, up 15% from $245.1 million.
  ATM operating revenues of $260.0 million, up 9% from $238.1 million.
  Adjusted Net Income per diluted share of $0.64, up 25% from $0.51.
  Adjusted EBITDA of $67.5 million, up 19% from $56.9 million.
  Gross margin of 33.4% up from 32.0%.
  GAAP net income of $15.2 million or $0.34 per diluted share compared to GAAP net income of $9.6 million or $0.21 per diluted share.

Steve Rathgaber, the company's chief executive officer commented, "We had a strong start to 2015, driven by 15% top line growth, which drove 25% growth in adjusted earnings per share in the first quarter. The first quarter was also notable for solid execution – one where we took over operations for over 1,200 Co-op Food locations in the U.K., entered into several new key merchant relationships, extended relationships with several existing key partners, and began operations in Poland, a new market."

RECENT HIGHLIGHTS

  Continued the transition of the existing Co-op ATM portfolio to our platform with approximately 1,200 ATMs converted during the first quarter and an estimated 400 additional machines going online during the second quarter of 2015. Additionally, approximately 250 new ATMs were placed in Co-op locations that did not previously have ATMs.
  Entered into ATM operating contracts with several new merchant relationships totaling over 1,200 new sites that will be installed over the next twelve months, including:
  - An agreement with Kum & Go, a large convenience store operator in the Midwest and West, to become the exclusive ATM provider at its locations by spring 2016.
  - A long-term agreement to operate ATMs for Golf Holdings, a convenience store operator, in Northern Ireland.
  - A long-term agreement to provide ATMs to Haggen's grocery stores on the U.S. West Coast.
  - An exclusive agreement to operate ATMs in Corner Store convenience stores in Canada.
  Entered into a master services agreement with TD Bank, a top ten bank in North America, to brand retail locations.
  Launched operations in Poland and expanded a global relationship with Shell to operate ATMs in this market.
  Secured ATM operating contract renewals with several retailers in the U.S. representing over 700 locations, including:
  - An exclusive ATM operating agreement with Universal Studios for their theme parks.
  - The renewal and extension of our contract to operate ATMs in Cumberland Farms convenience stores.
  Launched a new managed services program for Santander for ATM sites in Puerto Rico.
  Implemented over 900 new bank-branded ATMs across U.S. retailers.
  Entered into agreements with 20 new financial institutions for participation in our Allpoint network, providing one million additional cards with surcharge-free ATM access.

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this press release for definitions of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share and Free Cash Flow. For additional financial information, including reconciliations to comparable accounting principles generally accepted in the United States of America ("GAAP"), please refer to the supplemental schedules of selected financial information at the end of this press release.

FIRST QUARTER RESULTS

Consolidated revenues totaled $281.9 million for the first quarter of 2015, representing a 15% increase from $245.1 million in consolidated revenues generated during the first quarter of 2014. ATM operating revenues were up 9% from the first quarter of 2014, driven primarily by growth from acquisitions. Adjusting for strong headwinds from unfavorable movements in currency exchange rates, ATM operating revenues were up approximately 13% for the quarter. ATM product sales and other revenues increased $14.9 million primarily from revenues associated with the Sunwin acquisition that was completed in November 2014.

Adjusted EBITDA for the first quarter of 2015 totaled $67.5 million, compared to $56.9 million during the first quarter of 2014, and Adjusted Net Income totaled $29.0 million ($0.64 per diluted share) compared to $22.8 million ($0.51 per diluted share) during the first quarter of 2014. The increases in Adjusted EBITDA and Adjusted Net Income were primarily driven by the Company's revenue growth but were also positively impacted by a higher gross margin percentage in the quarter as we leveraged cost efficiencies across several expense categories. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP net income for the first quarter of 2015 totaled $15.2 million, compared to GAAP net income of $9.6 million during the same quarter in 2014. The increase in GAAP Net Income for the first quarter of 2015 was positively impacted by the increased gross margin, partially offset by higher selling and general and administrative costs and an increase in income tax expense as a result of higher income before income taxes.

UPDATE OF FULL-YEAR 2015 GUIDANCE

The Company is updating the financial guidance it provided in February 2015 regarding its anticipated full-year 2015 results:

  Revenues of $1.17 billion to $1.20 billion;
  Gross Profit Margin of 33.5% to 34.0%;
  Adjusted EBITDA of $294.0 million to $302.0 million;
  Depreciation and accretion expense of $90.0 million to $91.5 million, net of noncontrolling interests;
  Cash interest expense of $19.0 million to $20.0 million, net of noncontrolling interests;
  Adjusted Net Income of $2.78 to $2.86 per diluted share, based on approximately 45.3 million weighted average diluted shares outstanding; and
  Capital expenditures of $140.0 million to $150.0 million, net of noncontrolling interests.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this press release. Additionally, this guidance is based on average foreign currency exchange rates for the remainder of the year of $1.50 U.S. to £1.00 U.K., $15.00 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.80 U.S. and €1.00 Euros to $1.08 U.S.

LIQUIDITY

The Company continues to maintain a strong liquidity position, with $239.4 million in available borrowing capacity under its $375.0 million revolving credit facility as of March 31, 2015.

The Company had $17.2 million in cash on hand at the end of the first quarter of 2015. The Company's outstanding indebtedness as of March 31, 2015 consisted of $250.0 million in senior notes due 2022, $287.5 million convertible senior notes due 2020 (of which $227.6 million is currently recorded as long-term debt on the balance sheet, which is being accreted up to the principal balance of $287.5 million over the term of the notes), and $133.5 million in borrowings under its revolving credit facility due 2019.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, and Free Cash Flow are non-GAAP financial measures provided as a complement to results prepared in accordance with GAAP and may not be comparable to similarly-titled measures reported by other companies. The Company uses these non-GAAP financial measures in managing and measuring the performance of its business, including setting and measuring incentive based compensation for management. Management believes that the presentation of these measures and the identification of unusual, nonrecurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA also excludes stock-based compensation, acquisition-related expenses, certain other non-operating and nonrecurring costs, loss on disposal of assets, the Company's obligations for the payment of income taxes, interest expense and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets, loss on disposal of assets, stock-based compensation expense, certain other expense (income) amounts, nonrecurring expenses, and acquisition-related expenses, and uses an assumed tax rate of 32% for the three months ended March 31, 2015 and 2014, with certain adjustments for noncontrolling interests. Adjusted EBITDA % is calculated by taking Adjusted EBITDA over GAAP total revenues. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company's long-term debt.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, April 30, 2015, at 5:00 p.m. Central Time (6:00 p.m. Eastern Time) to discuss its financial results for the quarter ended March 31, 2015. To access the call, please call the conference call operator at:

Dial in:                    (877) 303-9205
Alternate dial-in:      (760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics First Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at www.cardtronics.com.

A digital replay of the conference call will be available through Friday, May 15, 2015, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 24059790 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through May 31, 2015.

ABOUT CARDTRONICS (Nasdaq:CATM)

Making ATM cash access convenient where people shop, work and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics owns/operates approximately 111,500 retail ATMs in U.S. and international locales. Whether Cardtronics is driving foot traffic for America's most relevant retailers, enhancing ATM brand presence for card issuers or expanding card holders' surcharge-free cash access on the local, national or global scene, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "believe," "estimate," "expect," "future," "will" and similar references to future periods. Forward-looking statements give the Company's current expectations, beliefs, assumptions or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this press release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry and the continued usage of cash by consumers at rates near historical patterns;
  the Company's ability to respond to recent and future network and regulatory changes, including forthcoming requirements surrounding Europay, MasterCard and Visa ("EMV") security standards;
  the Company's ability to renew its existing customer relationships on comparable economic terms and add new customers;
  the Company's ability to pursue and successfully integrate acquisitions;
  the Company's ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;
  the Company's ability to provide new ATM solutions to retailers and financial institutions including placing additional banks' brands on ATMs currently deployed;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent thefts of cash and data security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company's ability to manage concentration risks with key customers, vendors and service providers;
  changes in interest rates and foreign currency rates;
  the Company's ability to successfully implement its corporate strategy;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the additional risks the Company is exposed to in its U.K. armored transport business; and
  the Company's ability to retain its key employees and maintain good relations with its employees.

Additional information regarding known material factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three Months Ended March 31, 2015 and 2014
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
	(In thousands, except share and per share information)
Revenues:
ATM operating revenues	$ 260,023	$ 238,139
ATM product sales and other revenues	21,878	6,933
Total revenues	281,901	245,072
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets shown separately below)	168,508	159,759
Cost of ATM product sales and other revenues	19,292	6,810
Total cost of revenues	187,800	166,569
Gross profit	94,101	78,503
Operating expenses:
Selling, general, and administrative expenses	30,880	24,527
Acquisition-related expenses	2,358	3,087
Depreciation and accretion expense	20,112	18,346
Amortization of intangible assets	9,497	8,217
(Gain) loss on disposal of assets	(533)	268
Total operating expenses	62,314	54,445
Income from operations	31,787	24,058
Other expense:
Interest expense, net	4,710	5,416
Amortization of deferred financing costs and note discount	2,779	2,685
Redemption costs for early extinguishment of debt	--	654
Other expense	1,060	31
Total other expense	8,549	8,786
Income before income taxes	23,238	15,272
Income tax expense	8,464	5,773
Net income	14,774	9,499
Net loss attributable to noncontrolling interests	(459)	(66)
Net income attributable to controlling interests and available to common stockholders	$ 15,233	$ 9,565

Net income per common share – basic	$ 0.34	$ 0.22
Net income per common share – diluted	$ 0.34	$ 0.21

Weighted average shares outstanding – basic	44,667,248	44,215,372
Weighted average shares outstanding – diluted	45,265,601	44,767,588

Condensed Consolidated Balance Sheets
As of March 31, 2015 and December 31, 2014

	March 31, 2015	December 31, 2014
	(In thousands)
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$ 17,195	$ 31,875
Accounts and notes receivable, net	74,234	80,321
Inventory, net	8,032	5,971
Restricted cash, short-term	21,293	20,427
Current portion of deferred tax asset, net	26,327	24,303
Prepaid expenses, deferred costs, and other current assets	30,394	34,508
Total current assets	177,475	197,405
Property and equipment, net	332,809	335,795
Intangible assets, net	162,511	177,540
Goodwill	507,455	511,963
Deferred tax asset, net	11,763	10,487
Prepaid expenses, deferred costs, and other assets	17,858	22,600
Total assets	$ 1,209,871	$ 1,255,790

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	--	$ 35
Current portion of other long-term liabilities	34,814	34,937
Accounts payable and other accrued and current liabilities	168,558	215,950
Total current liabilities	203,372	250,922
Long-term liabilities:
Long-term debt	611,111	612,662
Asset retirement obligations	51,605	52,039
Deferred tax liability, net	12,214	15,916
Other long-term liabilities	45,224	37,716
Total liabilities	923,526	969,255
Stockholders' equity	286,345	286,535
Total liabilities and stockholders' equity	$ 1,209,871	$ 1,255,790

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended
	March 31,
	2015	2014
	(In thousands)

North America	$ 198,918	$ 183,692
Europe	84,826	62,981
Eliminations	(1,843)	(1,601)
Total revenues	$ 281,901	$ 245,072

Breakout of ATM operating revenues:

	Three Months Ended
	March 31,
	2015	2014
	(In thousands)

Surcharge revenues	$ 110,433	$ 108,352
Interchange revenues	92,658	80,425
Bank branding and surcharge-free network revenues	41,884	37,554
Managed services revenues	8,501	5,255
Other revenues	6,547	6,553
Total ATM operating revenues	$ 260,023	$ 238,139

Total cost of revenues by segment:

	Three Months Ended
	March 31,
	2015	2014
	(In thousands)

North America	$ 128,232	$ 120,741
Europe	61,411	47,429
Eliminations	(1,843)	(1,601)
Total cost of revenues	$ 187,800	$ 166,569

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization of intangible assets):

	Three Months Ended
	March 31,
	2015	2014
	(In thousands)

Merchant commissions	$ 79,349	$ 76,502
Vault cash rental	16,775	14,701
Other costs of cash	18,124	20,313
Repairs and maintenance	17,499	15,511
Communications	7,240	6,689
Transaction processing	3,911	3,917
Stock-based compensation	336	214
Other expenses	25,274	21,912
Total cost of ATM operating revenues	$ 168,508	$ 159,759

Breakout of selling, general, and administrative expenses:

	Three Months Ended
	March 31,
	2015	2014
	(In thousands)

Employee costs	$ 17,093	$ 13,942
Stock-based compensation	3,867	3,004
Professional fees	2,680	2,152
Other	7,240	5,429
Total selling, general, and administrative expenses	$ 30,880	$ 24,527

Depreciation and accretion expense by segment:

	Three Months Ended
	March 31,
	2015	2014
	(In thousands)

North America	$ 12,115	$ 11,821
Europe	7,997	6,525
Total depreciation and accretion expense	$ 20,112	$ 18,346

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	March 31, 2015	December 31, 2014
	(In thousands)
Revolving credit facility	$ 133,488	$ 137,292
5.125% senior notes	250,000	250,000
1.00% convertible senior notes (1)	227,623	225,370
Other	--	35
Total long-term debt	$ 611,111	$ 612,697
_______________

(1) The total principal amount outstanding for these convertible instruments is $287.5 million, but in accordance with U.S. GAAP the estimated fair value of the conversion feature at issuance was recorded as additional paid-in capital within equity. The convertible senior notes are being accreted over the term of the notes to the full principal amount ($287.5 million).

Share count rollforward:

Total shares outstanding as of December 31, 2014		44,562,122
Shares repurchased		(115,551)
Shares issued – restricted stock grants and stock options exercised		44,000
Shares vested – restricted stock units		383,890
Shares forfeited – restricted stock awards		(3,250)
Total shares outstanding as of March 31, 2015		44,871,211

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended
	March 31,
	2015	2014
	(In thousands)

Cash provided by operating activities	$ 30,872	$ 14,519
Cash used in investing activities	(39,812)	(25,517)
Cash used in financing activities	(3,769)	(15,235)
Effect of exchange rate changes on cash	(1,971)	(53)
Net decrease in cash and cash equivalents	(14,680)	(26,286)
Cash and cash equivalents at beginning of period	31,875	86,939
Cash and cash equivalents at end of period	$ 17,195	$ 60,653

Key Operating Metrics – Excluding Acquisitions in All Periods Presented
For the Three Months Ended March 31, 2015 and 2014
(Unaudited)

The following table excludes the effect of acquisitions for the three months ended March 31, 2015 for comparative purposes:

EXCLUDING ACQUISITIONS	Three Months Ended
	March 31,
	2015	2014
Average number of transacting ATMs:
United States: Company-owned	30,432	29,483
United Kingdom	12,818	11,653
Mexico	1,746	2,138
Canada	1,574	1,626
Germany and Poland	927	860
Subtotal	47,497	45,760
United States: Merchant-owned	17,609	22,058
Average number of transacting ATMs: ATM operations	65,106	67,818

U.S.: Managed services - Turnkey	2,147	2,125
U.S.: Managed services - Processing Plus	13,857	11,314
U.K.: Managed services	21	21
Canada: Managed services	920	265
Average number of transacting ATMs: Managed services	16,945	13,725

Total average number of transacting ATMs	82,051	81,543

Total transactions (in thousands):
ATM operations	243,961	243,526
Managed services	20,596	17,530
Total transactions	264,557	261,056

Total cash withdrawal transactions (in thousands):
ATM operations	147,807	143,413
Managed services	14,393	11,939
Total cash withdrawal transactions	162,200	155,352

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	757	705

ATM operating revenues	$ 1,172	$ 1,138
Cost of ATM operating revenues (1)	751	763
ATM operating gross profit (1) (2)	$ 421	$ 375

ATM operating gross profit margin (1) (2)	35.9%	33.0%
__________________

(1) Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company's consolidated statements of operations.
(2) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Including Acquisitions in All Periods Presented
For the Three Months Ended March 31, 2015 and 2014
(Unaudited)

INCLUDING ACQUISITIONS	Three Months Ended
	March 31,
	2015	2014
Average number of transacting ATMs:
United States: Company-owned	38,055	29,483
United Kingdom	13,731	11,653
Mexico	1,746	2,138
Canada	1,574	1,626
Germany and Poland	927	860
Subtotal	56,033	45,760
United States: Merchant-owned	21,002	22,058
Average number of transacting ATMs: ATM operations	77,035	67,818

U.S.: Managed services - Turnkey	2,147	2,125
U.S.: Managed services - Processing Plus	30,432	11,314
U.K.: Managed services	21	21
Canada: Managed services	920	265
Average number of transacting ATMs: Managed services	33,520	13,725

Total average number of transacting ATMs	110,555	81,543

Total transactions (in thousands):
ATM operations	278,358	243,526
Managed services	33,270	17,530
Total transactions	311,628	261,056

Total cash withdrawal transactions (in thousands):
ATM operations	169,469	143,413
Managed services	23,873	11,939
Total cash withdrawal transactions	193,342	155,352

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	733	705

ATM operating revenues	$ 1,083	$ 1,138
Cost of ATM operating revenues (1)	698	763
ATM operating gross profit (1) (2)	$ 385	$ 375

ATM operating gross profit margin (1) (2)	35.5%	33.0%
___________________

(1) Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company's consolidated statements of operations.
(2) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Ending Machine Count
As of March 31, 2015 and 2014
(Unaudited)

	As of March 31,
Ending number of transacting ATMs:	2015	2014
United States: Company-owned	38,257	29,566
United Kingdom	14,630	11,782
Mexico	1,444	2,205
Canada	1,600	1,641
Germany and Poland	953	878
Total company-owned	56,884	46,072
United States: Merchant-owned	20,276	22,692
Ending number of transacting ATMs: ATM operations	77,160	68,764

United States: Managed services - Turnkey	2,159	2,071
United States: Managed services - Processing Plus	31,171	11,561
United Kingdom: Managed services	21	21
Canada: Managed services	950	265
Ending number of transacting ATMs: Managed services	34,301	13,918

Total ending number of transacting ATMs	111,461	82,682

Reconciliation of Net Income Attributable to Controlling Interests to EBITDA,
Adjusted EBITDA, and Adjusted Net Income
For the Three Months Ended March 31, 2015 and 2014
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
	(In thousands, except share and per share amounts)
Net income attributable to controlling interests and available to common stockholders	$ 15,233	$ 9,565
Adjustments:
Interest expense, net	4,710	5,416
Amortization of deferred financing costs and note discount	2,779	2,685
Redemption costs for early extinguishment of debt	--	654
Income tax expense	8,464	5,773
Depreciation and accretion expense	20,112	18,346
Amortization of intangible assets	9,497	8,217
EBITDA	$ 60,795	$ 50,656

Add back:
(Gain) loss on disposal of assets	(533)	268
Other expense	1,060	31
Noncontrolling interests (1)	(425)	(373)
Stock-based compensation expense (2)	4,197	3,211
Acquisition-related expenses (3)	2,358	3,087
Adjusted EBITDA	$ 67,452	$ 56,880
Less:
Interest expense, net (2)	4,707	5,404
Depreciation and accretion expense (2)	20,055	18,002
Adjusted pre-tax income	42,690	33,474
Income tax expense (4)	13,660	10,712
Adjusted Net Income	$ 29,030	$ 22,762

Adjusted Net Income per share	$ 0.65	$ 0.51
Adjusted Net Income per diluted share	$ 0.64	$ 0.51

Weighted average shares outstanding - basic	44,667,248	44,215,372
Weighted average shares outstanding - diluted	45,265,601	44,767,588
_______________

(1) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(2) Amounts exclude 49% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest stockholders.
(3) Acquisition-related expenses include nonrecurring costs incurred for professional and legal fees and certain transition and integration-related costs, including contract termination costs, related to acquisitions.
(4) Calculated using the Company's estimated long-term, cross-jurisdictional effective cash tax rate of 32%.

Reconciliation of Free Cash Flow
For Three Months Ended March 31, 2015 and 2014
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
	(In thousands)
Cash provided by operating activities	$ 30,872	$ 14,519
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions	(31,678)	(16,712)
Free cash flow	$ (806)	$ (2,193)

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2015
(Unaudited)

	Estimated Range
	Full Year 2015
	(In millions, except per share information)

Net income	$71.5	$75.0
Adjustments:
Interest expense, net	19.0	20.0
Amortization of deferred financing costs and note discount	11.0	11.0
Income tax expense	37.5	39.5
Depreciation and accretion expense	90.5	92.0
Amortization of intangible assets	38.0	38.0
EBITDA	$267.5	$275.5

Add back:
Loss on Disposal of assets	0.5	0.5
Other expense	1.5	1.5
Noncontrolling interests (1)	(1.0)	(1.0)
Stock-based compensation expense	18.3	18.3
Acquisition-related expenses	7.2	7.2
Adjusted EBITDA	$294.0	$302.0
Less:
Interest expense, net (2)	19.0	20.0
Depreciation and accretion expense (2)	90.0	91.5
Income tax expense (3)	59.2	61.0
Adjusted Net Income	$125.8	$129.5

Adjusted Net Income per diluted share	$2.78	$2.86

Weighted average shares outstanding – diluted	45.3	45.3
_________________
(1) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(2) Amounts exclude 49% of the expenses to be incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
(3) Calculated using the Company's estimated long-term, cross-jurisdictional effective cash tax rate of 32%.

Contact Information:

Media Relations
Nick Pappathopoulos
Director – Public Relations
832-308-4396
npappathopoulos@cardtronics.com

Investor Relations
Phillip Chin
EVP Corporate Development & Investor Relations
832-308-4975
ir@cardtronics.com

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